Exhibit 99-1

Certification by the

Chairman of the Board and Chief Executive Officer

of The Clorox Company

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of The Clorox Company (the "Company") on Form 10-Q for the fiscal quarter ended September 30, 2002 as filed with the Securities and Exchange Commission on November 13, 2002 (the "Report"), I, G. Craig Sullivan, Chairman of the Board and Chief Executive Officer, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that I have reviewed the Report and, based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated this 13th day of November, 2002

/s/ G. Craig Sullivan

G. Craig Sullivan

Chairman of the Board and

Chief Executive Officer